EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-60580, 333-03895, 333-95127, 333-95129 and
333-91386) of our report dated March 4, 2005 relating to our audit of the financial statements included in the 2004 annual report on Form 10-KSB, as amended, of Life Medical Sciences, Inc.



Eisner LLP

New York, New York
April 20, 2005